LOAN AGREEMENT

     THIS LOAN AGREEMENT ("Agreement") is made this 5th day of January, 1999, by and between MCLAREN ENGINES, INC., a Delaware corporation with principal offices located in Livonia, Michigan ("Borrower"), and ASHA CORPORATION, a Delaware corporation with principal offices located in Santa Barbara, California ("Lender"). The Lender agrees to make, and the Borrower agrees to repay the loan described below ("Loan") in accordance with the terms and conditions set forth in this Agreement.

     1.   LOAN AND COLLATERAL.

          a.   Loan.  The Loan made under this Agreement shall be, as follows:

One Million, Three Hundred Fifty-Five Thousand and no/100 Dollars ($1,355,000.00), to be evidenced by a Demand Promissory Note ("Note"), which Loan shall be payable in accordance with the terms stated in the Note, a sample copy of which is attached hereto as Exhibit A.

          b. Payments. The Loan shall be repaid in accordance with the terms and provisions of this Loan Agreement and the Note. In the event of an inconsistency between this Loan Agreement and the Note, the terms and conditions of the Note shall control.

          c. Use of Loan Proceeds. The Borrower will use the proceeds of the Loan in connection with the merger of Borrower and McLaren Engines Acquisitions, Inc., a Michigan corporation ("Acquiror") as described in that certain Agreement and Plan of Merger dated as of December 18, 1998 (the "Merger Agreement") for the purpose of entering into such merger, and redeeming all of the shares of the Borrower's issued and outstanding stock held by Mr. H. William Smith and Mr. Edward E. Mayer. Following such merger the Persons on Schedule A attached hereto (the "Shareholders") shall have unencumbered title in and to all issued and outstanding shares of stock of Borrower, including any options, warrants or rights to acquire any securities of Borrower, free and clear of any claims, demands, entitlements, rights, liens or other interests any other party.

          d. Shares Held By Lender. In lieu of security for the performance of the Borrower's obligations in connection with the Loan, whether under this Agreement, the Note or otherwise, the Shareholders herewith have delivered to Lender, endorsed in blank, accompanied by executed stock powers, all shares of common stock of Acquiror owned by them and all shares of common stock of Borrower acquired by them to Lender and have entered into that certain Stock Purchase Agreement by and between Shareholders, Borrower and Lender.
Lender's participation in this Agreement is subject to the express condition that the purchase and sale transaction contemplated in said Stock Purchase Agreement will occur and close automatically upon the tender of consideration to the Shareholders and escrow thereof by Buyer.

     2. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lender, as long as the Loan remains outstanding, as follows:

          a. Existence and Authority. Borrower is a corporation organized under the laws of Delaware, and the person or persons executing this Agreement on behalf of Borrower have full power and complete authority to execute this Agreement and all related documents and, when executed, this Agreement and all related documents will be legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms.

          b. Business and Location. Borrower is in the business of developing, testing, manufacturing and selling high performance engines and other automotive equipment, and its chief executive officer is Mr. Wiley R. McCoy.

          c. No Litigation. Except as disclosed on Schedule 2(c), there are no pending or to the Borrower's knowledge threatened suits or proceedings before any court, governmental agency, regulatory body, or administrative tribunal to which the Borrower is a party or by which its property may be effected and which may result in any material change in the financial condition of the Borrower or the Collateral.

          d. Financial Condition. Except as disclosed on Schedule 2(d), the Borrower has furnished to the Lender current financial statements, which statements were prepared in accordance with generally accepted accounting principles and are correct and complete and accurately present the financial condition of the Borrower on the dates thereof in all material respects. Further, except as disclosed on Schedule 2(d), there has been no material adverse change in the business, property or condition of the Borrower since the date of the most recent financial statements.

          e. Title. Except as disclosed on Schedule 2(e), the Borrower has good and marketable title to all property (tangible and intangible) necessary for the proper and efficient operations of the Borrower's business, free from all liens and encumbrances, except those relating to NBD Bank and those described in writing.

          f. Taxes. The Borrower has filed all federal, state and local income and other tax returns and other reports required to be filed prior to the date of this Agreement and the Borrower has paid all taxes, withholdings, assessments and other governmental charges that are due and payable prior to the date of this Agreement.

          g. Governmental and Non-Governmental Requirements. The Borrower has obtained all licenses, permits, authorizations, consents or approvals from each governmental authority and has obtained or will obtain all licenses, authorizations, consents, approvals or franchises from each non-governmental entity necessary for the operation of the Borrower's business and all such licenses, permits, authorizations, consents or approvals are, or upon obtaining thereof, will be in full force and effect.

          h. Compliance with Law. The Borrower is in compliance with all applicable laws, rules, regulations and orders relating to the Borrower or any aspect of the Borrower's business or assets, including, without limit, all environmental laws, rules, regulations and orders. The Borrower agrees to indemnify and hold the Lender harmless from any and all violations by the Borrower of any laws, rules, regulations and/or orders.

     3. AFFIRMATIVE COVENANTS. The Borrower covenants and agrees that, as long as the Loan(s) remain(s) outstanding, the Borrower shall:

          a. Books and Reports. Maintain a proper accounting system in accordance with generally accepted accounting principles, consistently applied, and furnish the reports specified below, in form and detail reasonably satisfactory to the Lender (in each case, such reports shall be certified by an authorized individual on behalf of the Borrower):

               (i) Management prepared financial statements within ten (10) days after the end of each month.

               (ii) Within thirty (30) days after the end of the Borrower's fiscal year reviewed financial statements prepared by certified public accountants acceptable to the Lender.

               (iii) Within ten (10) days after the end of each month, aging and listings of accounts receivable and accounts payable.

               (iv) Physical inventory reports listing raw materials, work in process and finished goods within ten (10) days after request by the Lender.

               (v) Copies of all federal, state and local tax returns of the Borrower within fifteen (15) days after filing.

          b. Notice of Adverse Events. Promptly notify the Lender in writing of any Event of Default or institution of any litigation, administrative proceeding or lien filed by governmental authorities or other proceeding or occurrence which may have a material adverse effect on the Borrower's business, property or financial condition.

          c. Existence and Identity. Maintain and keep in full force and effect the Borrower's existence under the laws of the state of its organization, and continue its business as presently conducted. Except as contemplated under the Merger Agreement, the Borrower shall not change the legal format under which the Borrower was organized nor sell all or substantially all of its property or merge the Borrower's business, in whole or in part, without the prior written consent of the Lender. The Borrower shall give the Lender prompt written notice of any change in location of its chief executive office or any other place of business.

          d.   Insurance.

               (i) Upon Lenders' request, provide the Lender with evidence of all risk hazard insurance policy for fire and extended coverage insurance. The policy must be in the amount of the Loan(s), or the full replacement cost of the improvements, whichever is greater, but in no event less than one hundred percent (100%) of the insurable value. The insured premises must be described by the street address of the property. The hazard insurance policy must contain replacement cost, inflation-guard, vandalism and malicious mischief endorsements.

               (ii) Upon Lenders' request, provide the Lender with evidence of comprehensive general liability and property damage insurance with initial limits of at least $1,000,000/$1,000,000 for bodily injury and $1,000,000 for property damage.

               (iii) Upon Lenders' request, provide the Lender with evidence of business interruption insurance in an amount to cover at least a twelve
(12) month period.

               (iv) All insurance policies shall be in such amounts, upon such terms and in such form as shall be reasonably acceptable to the Lender, and shall be carried with insurers reasonably acceptable to the Lender. The Lender's failure to request copies of such coverage or failure to approve such shall not be a waiver of the Lender's future right to enforce the terms of this Section 4(d). All insurance policies shall have been furnished to the Lender. All policies shall require at least thirty (30) days prior written notice to the Lender of cancellation or modification.

          e. Taxes. Promptly pay all taxes, withholdings, levies and assessments due to all local, state and federal agencies, and if requested by the Lender, submit to the Lender copies of any and all federal or state or local tax returns evidencing the computation and the payment of such taxes.

          f. ERISA Compliance. Meet current funding requirements for qualified employee benefit plans as required by law or regulations.

          g. No Default Certificate. Furnish to the Lender, within ten (10) days after request by the Lender, a certificate of the Borrower stating that no Event of Default has occurred or, if an Event of Default has occurred, stating its nature, how long it has existed and what action the Borrower proposes to take with respect to the Event of Default.

          h. Management. Continue to be managed and operated by the present management.

          i. Protection of Intellectual Property Rights. Vigorously protect and defend all aspects of Borrower's intellectual property rights, particularly with respect to use of the McLaren trademark, trade name and service mark.

          j. Other Information. Promptly furnish to the Lender such other information, documents or certificates regarding the operations, business affairs and financial condition of the Borrower as the Lender may reasonably request from time to time and permit the Lender, its employees, attorneys and agents to inspect, confirm and copy all of the books, records and properties of the Borrower at any reasonable time.

     4. NEGATIVE COVENANTS. The Borrower covenants and agrees that, as long as the Loan(s) remain(s) outstanding, the Borrower shall not:

          a. Acquire Fixed Assets. Acquire fixed assets in any one (1) month period without prior approval of Lender in excess of $50,000.

          b. Lease. Enter into any lease of real or personal property without prior approval of lender.

          c. Borrowings. Except from NBD Bank, borrow money, or act as guarantor on any loan or other obligation.

          d.  Create Liens.  Other than with NBD Bank or the liens existing
Schedule 2(e), mortgage, assign, hypothecate, encumber, or in any manner create, suffer or permit liens on its property, and except for liens that have been disclosed in writing by the Borrower to the Lender prior to the date of this Agreement and consented to by the Lender.

          e. Transfer Assets. Except in the ordinary course of business, sell, lease, transfer, assign or otherwise dispose of any of the Borrower's property.

          f. Compensation. Except pursuant to the Merger Agreement, allow any person or entity to be paid dividends or distributions on its capital stock or otherwise, in any fiscal year, without the prior approval of the President of the Borrower and the Chief Executive Officer of the Lender.

          g. Dividends. Except pursuant to the Merger Agreement, change its capital structure or declare dividends, make capital distributions or redeem capital stock.

          h. Ownership. Except pursuant to the Merger Agreement, transfer, suffer or permit a change in ownership or control of the Borrower or the business without Lender's approval.

          i. Extension of Credit. Except for trade credit or trade terms provided in the ordinary course of business, make loans, advances or extensions of credit to or make investments in any person or entity.

     5. EVENTS OF DEFAULT. After the consummation by Lender of the purchase of all of their shares of Borrower from the Shareholders, the occurrence of any one of the following events shall constitute an "Event of Default" under this Agreement and, notwithstanding the terms of any note or other agreement given in connection herewith or otherwise, shall be an Event of Default under the terms of any such note or agreement:

          a. Monetary. Failure by the Borrower to fully pay any amount owing on the Loan in accordance with the terms of the Note.

          b. Breach. Any failure by the Borrower to comply with, or breach by the Borrower of, any of the terms, provisions, warranties or covenants of this Agreement or any other agreement or commitment between the Borrower and/or any guarantor and the Lender, which breach is not cured within five (5) days after receipt of written notice thereof.

          c. Foreclosure. Institution of remedial proceedings or other exercise of rights and remedies by the holder of any security interest against the Collateral or any portion thereof.

          d. Insolvency. The insolvency of the Borrower or any guarantor or the admission in writing of the Borrower's or any guarantor's inability to pay debts as they mature.

          e. Misstatement. Any statement, representation or information made or furnished by or on behalf of the Borrower or any guarantor to the Lender in connection with or to induce the Lender to make the Loan(s) shall prove to be materially false or materially misleading when made or furnished.

          f. Bankruptcy. Institution of bankruptcy, reorganization, arrangement, insolvency or other similar proceedings by or against the Borrower or any guarantor.

          g. Casualty Loss or Judgment. Any loss, theft, substantial damage or destruction to the Collateral, or the issuance or filing of any attachment, levy, garnishment or the commencement of any related proceeding or the commencement of any other judicial process upon or in respect to the Borrower or any guarantor or the Collateral.

          h. Transfer of Assets. Except pursuant to the Merger Agreement, sale or other disposition by the Borrower of any substantial portion of assets or property, or death, dissolution, merger, consolidation, termination of existence, insolvency, business failure or assignment for the benefit of creditors of or by the Borrower.

          i. Failure to Pay. If there is any failure by the Borrower and/or any guarantor to pay when due any indebtedness (other than to the Lender) or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness.

          j. Adverse Change. There is a substantial change in the existing financial condition or worth of the Borrower which the Lender in good faith determines to be materially adverse.

          k.   Insecurity.  The Lender in good faith deems itself insecure.

     6. ACCELERATION. Upon any Event of Default occurring, which default has not been timely cured, the Lender may at any time declare the Loan immediately due and payable, in each case without presentment, demand, protest, notice of dishonor, notice of non-payment or other notice of any kind, all of which are waived by the Borrower.

     7.  REMEDIES.

         a. General. The Lender shall have all the rights and remedies provided by law or equity or by agreement of the parties, including, without limit, all of the rights and remedies available under the Michigan Uniform Commercial Code. The remedies of the Lender are cumulative and not exclusive. No delay, waiver or failure on the part of the Lender to demand strict adherence to the terms of this Agreement or any related document shall be deemed to constitute a course of conduct or waiver inconsistent with the rights herein.

         b. Application of Proceeds. Any proceeds received by the Lender from the exercise of its remedies shall be applied as follows:

               (i) First, to pay all costs and expenses incidental to the sale or other disposition of the Collateral.

               (ii) Second, to all sums expended by the Lender in carrying out any term, covenant or agreement under this Agreement or any related document.

               (iii) Third, to the payment of the Loan. If the proceeds are insufficient to fully pay the Loan, then application shall be made first to interest accrued and unpaid, then to any other charges and expenses, and then to the outstanding principal balance.

               (iv) Fourth, any surplus remaining shall be paid to the Borrower or to any other party lawfully entitled party.

     8. OTHER AGREEMENTS. The Borrower and Shareholders shall execute and deliver to the Lender such agreements, certificates or instruments as may be reasonably required by the Lender to evidence obligations to the Loan, including but not limited to the Note of even date herewith. All such agreements and those given in connection with any other loan, present or future, shall also constitute security for the Loan, and all security given to the Lender securing the Loan shall also secure all other obligations of the Borrower to the Lender.

     9. MISCELLANEOUS. The Borrower and the Lender further agree as follows:

          a. Governing Law. This Agreement shall be governed by and interpreted according to the laws of the state of Michigan, without giving effect to conflict-of-laws principles. The parties hereto irrevocably agree and consent that any action in connection with this Agreement may be brought in any state or federal court that has subject matter jurisdiction and is located in, or whose district includes, Wayne County, Michigan, and that any such court shall have personal jurisdiction over Shareholders and Borrower for purposes of such action.

          b. Successors and Assigns. This Agreement shall be binding upon the permitted successors and assigns of the Borrower, and the rights and privileges of the Lender under this Agreement shall inure to the benefit of its successors and assigns. The Borrower shall not assign its rights, duties and obligations under this Agreement without the Lender's written consent, which consent may be given or withheld in the Lender's sole discretion.

          c. Notices. Notice from one party to another relating to this Agreement shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or telecopier number set forth in this Agreement by any of the following means:
(I) hand delivery, (ii) registered or certified mail, postage prepaid, (iii) express mail or other overnight courier service, or (iv) telecopy, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with these provisions shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by registered or certified mail, or on the next business day after mailing or deposit with the postal service or an overnight courier service if delivered by express mail or overnight courier.

          d. Amendments. Any amendment of this Agreement shall be in writing and shall require the signature of the Borrower and the Lender.

          e. Partial Invalidity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement.

          f. Joint and Several Obligations. The obligations of each person or entity which signs this Agreement shall be joint and several.

          g. WAIVER OF JURY TRIAL. THE BORROWER, SHAREHOLDERS AND THE LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE LOAN(S).

     This Agreement is executed and delivered on the day and year set forth above.


WITNESS:                                  BORROWER:

                                          MCLAREN ENGINES, INC., a
                                          Delaware corporation

                                          /s/ Wiley R. McCoy
                                          By: Mr. Wiley R. McCoy
                                          Its:  President

                                          ASHA CORPORATION

                                          /s/ John C. McCormack
                                          By: John C. McCormack
                                          Its:  President